Exhibit 10.14

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant treats as private or confidential.

COLLABORATION AND OPTION AGREEMENT

This COLLABORATION AND OPTION Agreement (this “Agreement”) is entered into this 3rd day of January 2026 (the “Effective Date”), by and between Medsteer, SAS, having a business address at Hopital Foch, Service Anesthesie, 40 Rue Worth, 92151 Suresnes, France (“Medsteer”), and Cyclerion Therapeutics, Inc., a Massachusetts corporation having offices at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142, U.S.A. (“Cyclerion”). Medsteer and Cyclerion are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Medsteer is a technology provider in the field of closed loop systems for the delivery of anesthesia drugs;

WHEREAS, Cyclerion is a biopharmaceutical company dedicated to advancing a personalized therapeutic approach for people living with neuropsychiatric diseases and disorders with an initial indication targeting treatment-resistant depression (TRD);

WHEREAS, the Parties previously entered into that certain Consulting Agreement, dated on October 7, 2025 (the “Consulting Agreement”) with respect to certain development activities relating to the Licensed Product, which Consulting Agreement the Parties agree to terminate and supersede with these Agreement;

WHEREAS, the Parties desire to conduct certain development activities, Cyclerion desires to obtain an option to receive an exclusive license under certain Medsteer technology, and Medsteer desires to grant such option, in each case, on the terms set forth in this Agreement.

NOW, THEREFORE, the Parties agree as follows:

Article 1

DEFINITIONS

The following terms, whether used in the singular or plural, will have the following meanings:

1.1.
“Accounting Standards” means, with respect to a Party, as applicable, (a) United States Generally Accepted Accounting Principles or (b) International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case, consistently applied.
1.2.
“Affiliate” means, with respect to any Person, any Person controlling, controlled by or under common control with such Person. For purposes of this Section 1.2 (Affiliate), the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), means the possession, directly or indirectly, of more than 50% of the voting stock or other ownership interest of such Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management and policies of such Person or the power to elect or appoint more than 50% of the members of the governing body of such Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by Applicable Law for a foreign investor may be less than 50%, and that in such case such lower percentage will be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management

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Exhibit 10.14

and policies of such entity.
1.3.
“Agreement” has the meaning set forth in the Preamble.
1.4.
“Alleged Breaching Party” has the meaning set forth in Section 10.2.2 (Termination for Material Breach).
1.5.
“Annual Minimum Royalty Payment” has the meaning set forth in Section 5.3.1 (Minimum Royalty Payment).
1.6.
“Applicable Law” means any applicable federal, state, local, municipal, foreign, or other law, statute, legislation, principle of common law, ordinance, code, rule, regulation, or other pronouncement issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under the authority of any Governmental Authority, including the applicable regulations and guidance of the FDA and European Union (and national implementations thereof) that constitute cGLP practices.
1.7.
“Audited Party” has the meaning set forth in Section 5.4.1 (Books and Records).
1.8.
“Auditing Party” has the meaning set forth in Section 5.4.1 (Books and Records).
1.9.
“Auditor” has the meaning set forth in Section 5.4.1 (Books and Records).
1.10.
“Background Know-How” has the meaning set forth in Section 6.1 (Background Technology).
1.11.
“Background Patent Right” has the meaning set forth in Section 6.1 (Background Technology).
1.12.
“Background Technology” has the meaning set forth in Section 6.1 (Background Technology).
1.13.
“Blocking Third Party Intellectual Property” means, with respect to a Licensed Product in a country, Patent Rights or Know-How owned or controlled by a Third Party (but not then included in the Medsteer Background Technology) that Cover (with respect to Patent Rights) or are otherwise necessary or reasonably useful to Develop, make, have made, use, sell, offer for sale, import, or Commercialize (with respect to Know-How) such Licensed Product in such country.
1.14.
“Blocking Third Party Intellectual Property Costs” means, royalty payments paid by Cyclerion or its Affiliates or Sublicensees to a Third Party that owns or controls Blocking Third Party Intellectual Property (or that, prior to the applicable transaction with Cyclerion or its Affiliates or Sublicensees, owned or controlled Blocking Third Party Intellectual Property) to license or acquire such Blocking Third Party Intellectual Property.
1.15.
“Business Day” means a day that is not a Saturday, Sunday, or a day on which banking institutions in New York City, New York, U.S.A. or Paris, France are authorized or required by Applicable Law to remain closed.
1.16.
“C.F.R.” means the U.S. Code of Federal Regulations.
1.17.
“Calendar Quarter” means each period of three consecutive calendar months ending on March 31, June 30, September 30, or December 31, except that the first Calendar Quarter of the Term will commence on the Effective Date, and the last Calendar Quarter of the Term will end on the effective date of the termination or expiration of this Agreement.

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Exhibit 10.14

1.18.
“Calendar Year” means each period of 12 consecutive calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term will commence on the Effective Date, and the last Calendar Year of the Term will end on the effective date of the termination or expiration of this Agreement.
1.19.
“cGLP” means the then-current good laboratory practice as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to current good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the International Conference on Harmonization (ICH) Guidelines, or as otherwise required by Applicable Law.
1.20.
“Change of Control” means, with respect to a Party, (a) a merger, reorganization, combination, or consolidation of such Party with a Third Party that results in the holders of beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, combination, or consolidation ceasing to hold beneficial ownership of more than 50% of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization, combination or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities or other voting interest of such Party, (c) the sale, lease, exchange, contribution, or other transfer (in one transaction or a series of related transactions) to a Third Party of all or substantially all of such Party’s assets, or (d) a liquidation or dissolution of such Party or any direct or indirect parent of such Party.
1.21.
“Clinical Trial” means any clinical investigation conducted on human subjects, as that term is defined in FDA regulations at 21 C.F.R. § 312.3, or a similar clinical investigation conducted on human subjects, as defined under Applicable Law outside the United States
1.22.
“Collaboration Activities” has the meaning set forth in Section 2.1.1 (Collaboration Plan).
1.23.
“Collaboration Plan” has the meaning set forth in Section 2.1.1 (Collaboration Plan).
1.24.
“Collaboration Term” means the period beginning on the Effective Date and ending on the earlier of (a) the License Effective Date or (b) the expiration of the Cyclerion Option Exercise Period.
1.25.
“Commercialization” or “Commercialize” means with respect to any product, any and all activities directed to the marketing, promotion, patient services, distribution, pricing, reimbursement, pharmacovigilance, import, export, offering for sale, and sale of such product, and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such product regarding the foregoing, but excluding any activities directed to Development. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.
1.26.
“Competing Product” [***].
1.27.
“Competitive Infringement” on a Licensed Product‑by‑Licensed Product and country‑by‑country basis, the infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Medsteer Background Technology by reason of the making, using, offering to sell, selling, importing or other exploitation of a technology or product that would be competitive with a Licensed Product in the Cyclerion Field in the Territory.

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Exhibit 10.14

1.28.
“Confidential Information” means (a) the existence and terms of this Agreement, and (b) with respect to each Party, Know-How, materials, and other proprietary information, including data and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial, and commercial information or data that is disclosed, made available to, or provided by or on behalf of such Party to the other Party or to any of the Receiving Party’s employees, consultants, Affiliates, or Sublicensees, whether or not specifically marked or designated by the Disclosing Party as confidential.
1.29.
“Confidentiality Agreement” has the meaning set forth in Section 7.1.2 (Confidential Information of Each Party).
1.30.
“Consulting Agreement” has the meaning set forth in the Preamble.
1.31.
“Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any materials or other tangible Know-How, the legal authority or right to physical possession of such materials or tangible Know-How, with the right to provide such materials or tangible Know-How to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license, or sublicense or incurring any additional payment obligations to a Third Party as a result of such access, right to use, license, or sublicense, and (c) with respect to any product, the legal authority or right to grant an exclusive license or sublicense under Patent Rights that Cover such product or Know-How that relates to such product. Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any of the foregoing (a) – (c) that prior to the consummation of a Change of Control of such Party, is owned or in-licensed by a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date as a result of such Change of Control.
1.32.
“Cover,” “Covers,” or “Covered” means, as to a product or other technology and Patent Right, that, in the absence of a license granted under, or ownership of, such Patent Right, the making, using, keeping, selling, offering for sale or importation of such compound, product or other technology would infringe such Patent Right or, as to a pending claim included in such Patent Right, the making, using, keeping, selling, offering for sale or importation of such product or other technology would infringe such Patent Right if such pending claim were to issue in an issued patent without modification.
1.33.
“Cyclerion” has the meaning set forth in the Preamble.
1.34.
“Cyclerion Background Know-How” means any Background Know-How that is Controlled by Cyclerion or any of its Affiliates as of the Effective Date or thereafter during the Term.
1.35.
“Cyclerion Background Patent Right” means any Background Patent Right that is Controlled by Cyclerion or any of its Affiliates as of the Effective Date or thereafter during the Term.
1.36.
“Cyclerion Background Technology” means the Materials, Cyclerion Background Know-How,

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Exhibit 10.14

and Cyclerion Background Patent Rights.
1.37.
“Cyclerion Extended Option Exercise Period” has the meaning set forth in Section 3.1.2 (Cyclerion Option Exercise)
1.38.
“Cyclerion Field” means any and all uses, excluding the Medsteer Field.
1.39.
“Cyclerion Improvements” has the meaning set forth in Section 6.2.5(b) (Cyclerion Disclosure of Improvements to Medsteer Background Technology).
1.40.
“Cyclerion Indemnitees” has the meaning set forth in Section 9.2 (Indemnification by Medsteer).
1.41.
“Cyclerion Initial Option Exercise Period” has the meaning set forth in Section 3.1.2 (Cyclerion Option Exercise)
1.42.
“Cyclerion Option” has the meaning set forth in Section 3.1.1 (Option Grant to Cyclerion).
1.43.
“Cyclerion Option Exercise Notice” has the meaning set forth in Section 3.1.2 (Cyclerion Option Exercise).
1.44.
“Cyclerion Option Exercise Payment” has the meaning set forth in Section 5.1.2 (Cyclerion Option Exercise Payment).
1.45.
“Cyclerion Option Exercise Period” has the meaning set forth in Section 3.1.2 (Cyclerion Option Exercise)
1.46.
“Cyclerion Product” means any device that (a) is developed by or on behalf of Cyclerion and (b) is an open- or closed-loop system that processes EEG data, computes an infusion rate, and either outputs that rate or delivers anesthesia drugs.
1.47.
“Deposit Materials” has the meaning set forth in Section 4.3.1 (Software Escrow).
1.48.
“Development” or “Develop” means, with respect to any product, any and all internal and external research, development, pharmacovigilance activities, and regulatory activities regarding such product, including (a) research, process development, non-clinical testing, toxicology, non-clinical activities, IND-enabling studies, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of such product, but excluding any activities directed to Commercialization. Development will include research, development, and regulatory activities for additional presentations or indications for a product after receipt of Regulatory Approval of such product, including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication (such as post-marketing approval studies and observational studies, if required by any Regulatory Authority in any country in the Territory to support or maintain Regulatory Approval for a product in such country). “Develop,” “Developing,” and “Developed” will be construed accordingly.
1.49.
“Disclosing Party” has the meaning set forth in Section 7.1.1 (General).
1.50.
“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.

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Exhibit 10.14

1.51.
“Effective Date” has the meaning set forth in the Preamble.
1.52.
“EMA” means the European Medicines Agency or any successor agency or authority thereto.
1.53.
“Escrow Agent” has the meaning set forth in Section 4.3.1 (Software Escrow).
1.54.
“European Union” or “EU” means (a) all countries or territories that are officially part of the European Union, as constituted from time to time, and (b) the United Kingdom.
1.55.
“Extended Option Exercise Period” has the meaning set forth in Section 3.1.2 (Cyclerion Option Exercise).
1.56.
“FD&C Act” means the United States Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder, as may be in effect from time to time.
1.57.
“FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.
1.58.
“FDA Clearance” means receipt of any approval from the FDA that is required to conduct a Phase 3 Clinical Trial of a Licensed Product in the United States.
1.59.
“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the date of the first sale of a Licensed Product in such country by Cyclerion or its Affiliate or Sublicensee to a Third Party for end use or consumption following receipt of any required Regulatory Approval for such Licensed Product in such country, excluding any named patient sales or any sale or other distribution at cost or less than cost for use in any Clinical Trial, for bona fide charitable purposes, test marketing program, or for compassionate use.
1.60.
“Governmental Authority” means any arbitrator, court, judicial, legislative, administrative or regulatory authority, commission, department, board, bureau, or body, or other government authority or instrumentality or any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, whether foreign or domestic, whether federal, state, provincial, municipal, or other.
1.61.
“Indemnitee” has the meaning set forth in Section 9.3 (Indemnification Procedure).
1.62.
“Infringement” has the meaning set forth in Section 6.3.1 (Notification).
1.63.
“Infringement Action” has the meaning set forth in Section 6.3.2(a) (Competitive Infringements).
1.64.
“Initial Option Exercise Period” has the meaning set forth in Section 3.1.2 (Cyclerion Option Exercise).
1.65.
“Insolvency Event” has the meaning set forth in Section 10.2.3 (Termination for Insolvency).
1.66.
“Insolvent Party” has the meaning set forth in Section 10.2.3 (Termination for Insolvency).
1.67.
“Intellectual Property Rights” means any Know-How, Patent Rights, Trademarks, copyrights, trade secrets, and any other intellectual property rights however denominated throughout the world.
1.68.
“Joint Committee” or “JC” has the meaning set forth in Section 2.2.1 (Formation and Purpose).

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Exhibit 10.14

1.69.
“Know-How” means any information and materials, including records, discoveries, improvements, modifications, processes, techniques, methods, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how and trade secrets (in each case, patentable, copyrightable or otherwise).
1.70.
“License Effective Date” has the meaning set forth in Section 3.1.3 (Effects of Option Exercise).
1.71.
“Licensed Product” means any Cyclerion Product that (a) is Covered by an issued claim of a Medsteer Background Patent Right or (b) incorporates the Medsteer Background Software.
1.72.
“Losses” has the meaning set forth in Section 9.1 (Indemnification by Cyclerion).
1.73.
“Materials” has the meaning set forth in Section 2.1.4 (Cyclerion Materials).
1.74.
“Medsteer” has the meaning set forth in the Preamble.
1.75.
“Medsteer Background Know-How” means any Background Know-How that (a) is Controlled by Medsteer or any of its Affiliates as of the Effective Date or thereafter during the Term and (b) is generally desribed in Schedule 1.75 (Medsteer Background Know-How). For clarity, Know-How Controlled by Medsteer and solely relating to the dual and simultaneous closed loop regulation of Propofol-Remifentanil is not part of the Medsteer Background Know-How.
1.76.
“Medsteer Background Patent Right” means any Background Patent Right that (a) is Controlled by Medsteer or any of its Affiliates as of the Effective Date or thereafter during the Term and (b) either (i) claims any Medsteer Background Know-How or the Medsteer Background Software or (ii) is otherwise identified in Schedule 1.76 (Medsteer Background Patent Rights).
1.77.
“Medsteer Background Software” means Medsteer’s proprietary [***], in each case ((a) – (c)), which were in existence prior to the effective date of the Consulting Agreement or thereafter during the Term and that are necessary or reasonably useful to (i) conduct activities under the Collaboration Plan or (ii) exploit the product that is the subject of the Collaboration Plan, including any of the foregoing within the Part A and Part B source code described in the Collaboration Plan. [***].
1.78.
“Medsteer Background Technology” means the (a) Medsteer Background Know-How, (b) Medsteer Background Patent Rights, and (c) Medsteer Background Software (including all Intellectual Property Rights therein).
1.79.
“Medsteer Field” means the field of sedation regulation for patients undergoing major surgery, sedation regulation for patients hospitalized in multi-bed intensive care unit or general intensive care unit wards, and sedation regulation for patients in the context of medical transport (e.g., medevacs).
1.80.
“Medsteer Indemnitees” has the meaning set forth in Section 9.1 (Indemnification by Cyclerion).
1.81.
“Medsteer In-License Agreements” has the meaning set forth in Section 3.8 (Medsteer In-License Agreements).

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Exhibit 10.14

1.82.
“Medsteer Option” has the meaning set forth in Section 6.2.3 [***].
1.83.
“Medsteer Option Exercise Notice” has the meaning set forth in Section 6.2.3 [***].
1.84.
“Medsteer Option Exercise Period” has the meaning set forth in Section 6.2.3 [***].
1.85.
“Milestone Event” has the meaning set forth in Section 5.2.1 (Milestone Payments).
1.86.
“Milestone Payment” has the meaning set forth in Section 5.2.1 (Milestone Payments).
1.87.
“Net Sales” means the gross invoiced amount on sales of the Licensed Products by Cyclerion and its Affiliates and Sublicensees to Third Parties (including distributors), less the following deductions in accordance with Accounting Standards and the accrual method of accounting, consistently applied with respect to such sales:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***].

[***].

1.88.
“Non-Breaching Party” has the meaning set forth in Section 10.2.2 (Termination for Material Breach).
1.89.
“Non-Withholding Party” has the meaning set forth in Section 5.6 (Withholding Taxes).
1.90.
“Party” has the meaning set forth in the Preamble.
1.91.
“Patent Rights” means all rights, title, and interests in and to (a) all national, regional, and international patents and patent applications filed in any country of the world, including provisional patent applications and all supplementary protection certificates, (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority to any of the foregoing, including any continuation, continuation-in part, divisional, provisional, converted provisionals and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications, including utility models, petty patents, design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.
1.92.
“Payments” has the meaning set forth in Section 5.6 (Withholding Taxes).
1.93.
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited

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Exhibit 10.14

liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including any Governmental Authority (or any department, agency, or political subdivision thereof).
1.94.
“Phase 3 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(c), or, with respect to a jurisdiction other than the United States, an equivalent Clinical Trial.
1.95.
“Program Know-How” has the meaning set forth in Section 6.2.1 (Ownership of Program Know-How).
1.96.
“Program Patent Rights” has the meaning set forth in Section 6.2.2 (Ownership of Program Patent Rights).
1.97.
“Proposed Transaction” has the meaning set forth in Section 3.12 (Right of First Negotiation).
1.98.
“Receiving Party” has the meaning set forth in Section 7.1.1 (General).
1.99.
“Regulatory Approval” means, with respect to a Licensed Product in any country or jurisdiction, any approval, registration, license, or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Licensed Product in such country or jurisdiction.
1.100.
“Regulatory Authority” means any Governmental Authority or authority responsible for granting Regulatory Approvals, including the FDA, EMA, and any corresponding national or regional regulatory authorities.
1.101.
“Regulatory Submissions” means any regulatory application, submission, notification, communication, correspondence, registration, Regulatory Approval, and other filing, made to, received from or otherwise conducted with a Regulatory Authority related to Developing, manufacturing, obtaining marketing authorization, or otherwise Commercializing a product in a particular country or jurisdiction, including all applications for Regulatory Approval, together with all supplements or amendments to any of the foregoing.
1.102.
[***].
1.103.
“Royalty Rates” has the meaning set forth in Section 5.3.1 (Royalties).
1.104.
“Royalty Report” has the meaning set forth in Section 5.3.4 (Royalty Reports; Payments).
1.105.
“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the first sale of such Licensed Product giving rise to Net Sales in such country and ending upon the latest of: (a) the expiration of the last issued claim of a Medsteer Background Patent Right that Covers such Licensed Product in such country; and (b) the last date on which any Medsteer Background Software is incorporated in such Licensed Product in such country.
1.106.
[***].
1.107.
“Sublicensee” has the meaning set forth in Section 3.6 (Sublicenses).
1.108.
“Tax” or “Taxation” means any form of tax or taxation, levy, duty, charge, social security charge,

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Exhibit 10.14

contribution or withholding of whatever nature (including any related fine, penalty, surcharge, or interest) imposed by, or payable to, a tax authority.
1.109.
“Technology Transfer Plan” has the meaning set forth in Section 4.1 (Technology Transfer).
1.110.
“Term” has the meaning set forth in Section 10.1 (Term).
1.111.
“Territory” means worldwide.
1.112.
“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.113.
“Third Party License” means a written agreement between a Party or its Affiliates and a Third Party to license or acquire Third Party Intellectual Property Rights for use in connection with the Development or Commercialization of a Licensed Product.
1.114.
“Trademarks” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, symbols, designs, and all other indicia of ownership, and combinations thereof.
1.115.
“United States” or “U.S.” means the United States of America and all of its districts, territories and possessions.
1.116.
“Upfront Payment” has the meaning set forth in Section 5.1.1 (Upfront Payment).
1.117.
“Withholding Party” has the meaning set forth in Section 5.6 (Withholding Taxes).
Article 2

COLLABORATION ACTIVITIES
2.1.
Collaboration Activities.
2.1.1.
Collaboration Plan. The Development activities planned to be conducted during the Cyclerion Option Exercise Period are set forth on Schedule 2.1.1 (Collaboration Plan), which plan includes: (a) the specific Development activities to be conducted by or on behalf of Medsteer in furtherance of the Development of the Licensed Product, (b) the estimated timelines for performance of such activities and (c) the fees payable by Cyclerion to Medsteer in connection with the conduct of such activities (as such plan may be amended from time to time in accordance with this Agreement, the “Collaboration Plan,” the activities to be performed under the Collaboration Plan, the “Collaboration Activities”). The Parties may amend the Collaboration Plan solely upon mutual written agreement.
2.1.2.
Fees. Cyclerion agrees to pay Medsteer the fees and reasonable expenses set forth in the Collaboration Plan. Unless otherwise specified in the Collaboration Plan, Medsteer will invoice Cyclerion on a monthly basis and will submit the invoice for each calendar month no later than [***] following the end of such calendar month. Cyclerion will pay Medsteer all undisputed payments that have been properly invoiced within [***] from Cyclerion’s receipt of Medsteer’s applicable invoice. Each invoice will contain such detail as Cyclerion may reasonably require, and will be quoted in and payable in U.S. Dollars. Medsteer consents to Cyclerion’s disclosure of such fees and expenses from time to time, if and when required by Applicable Law.
2.1.3.
Performance. Medsteer agrees to perform the Collaboration Activities (a) at such reasonably

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convenient times and places as Cyclerion may direct and (b) in a professional, diligent, timely and workmanlike manner consistent with the highest industry standards prevailing for comparable services and in accordance with the Collaboration Plan and this Agreement. Medsteer will comply with all rules, procedures and standards promulgated from time to time by Cyclerion with regard to Medsteer’s access to and use of Cyclerion’s property, information, equipment and facilities, as well as those related to standards of conduct while performing the Collaboration Activities on behalf of Cyclerion. Medsteer agrees to furnish Cyclerion with written reports with respect to the Collaboration Activities if and when requested by Cyclerion. Cyclerion will have the right to reject, and shall have no obligation to pay for, the performance of any Collaboration Activities that do not meet the requirements or quality criteria set forth in the Collaboration Plan and this Agreement.
2.1.4.
Cyclerion Materials. All documentation, information, and biological, chemical and other materials controlled by Cyclerion and furnished to Medsteer by or on behalf of Cyclerion (“Materials”) and all associated Intellectual Property Rights will remain the exclusive property of Cyclerion. Medsteer will use Materials provided by Cyclerion only as necessary to perform the Collaboration Activities, and will treat such Materials in accordance with the requirements of the Collaboration Plan and this Agreement. Medsteer agrees that it will not use or evaluate the Materials or any portions thereof for any other purpose except as directed or permitted in writing by Cyclerion. Without Cyclerion's prior express written consent, Medsteer agrees that it will not analyze the Materials, or transfer or make the Materials available to Third Parties.
2.1.5.
Work at Third Party Facilities. Medsteer will not use any Third Party facilities or Third Party Intellectual Property Rights in performing the Collaboration Activities without Cyclerion’s prior written consent.
2.2.
Joint Committee.
2.2.1.
Formation and Purpose. Promptly, but no later than 30 days after the Effective Date, the Parties will establish a Joint Committee (“JC”), which JC will coordinate and oversee or monitor the Parties’ activities hereunder in accordance with this Section 2.2.1 (Formation and Purpose).
2.2.2.
Membership. Each Party will designate at least one representative (with an equal number of representatives from each Party at all times) with appropriate expertise and seniority to serve as members of the JC. Each Party may replace its JC representatives at any time upon written notice to the other Party.
2.2.3.
Meetings. The JC will hold meetings no less frequently than bi-weekly unless otherwise agreed by the Parties. The JC may meet either (a) in person at either Party’s facilities or at such locations as the Parties may otherwise agree; or (b) by audio or video teleconference. Each Party will be responsible for all of its own costs and expenses of participating in any JC meeting, unless otherwise agreed upon by the Parties in writing.
2.2.4.
Specific Responsibilities of the JC. The responsibilities of the JC will be to:
(a)
oversee the overall strategic relationship between the Parties;
(b)
review and discuss the Collaboration Activities; and
(c)
perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

2.2.5.
Limitation of Authority. The JC will have only such powers as are specifically delegated to it hereunder and will not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, the JC will not have any power to amend this Agreement, waive compliance with any obligation or term hereunder or determine whether any breach hereunder has occurred.
2.2.6.
Discontinuation of the JC. The JC will automatically disband at the end of the Collaboration Term.
Article 3

CYCLERION OPTION, LICENSE AND NON-COMPETE
3.1.
Cyclerion Exclusive Option.
3.1.1.
Option Grant to Cyclerion. Medsteer hereby grants to Cyclerion an exclusive option, exercisable at Cyclerion’s sole discretion as set forth in Section 3.1.2 (Cyclerion Option Exercise), to obtain the licenses set forth in Section 3.3 (Commercial License Grant to Cyclerion) (the “Cyclerion Option”).
3.1.2.
Cyclerion Option Exercise. Cyclerion may exercise the Cyclerion Option by delivering written notice of such exercise (such notice, the “Cyclerion Option Exercise Notice”) to Medsteer at any time during the period commencing on the Effective Date and ending on the latest of (a) the second anniversary of the Effective Date (the “Cyclerion Initial Option Exercise Period”), (b) if, at any time during the Cyclerion Initial Option Exercise Period, Cyclerion notifies Medsteer in writing that it desires to extend the Cyclerion Initial Option Exercise Period and submits to Medsteer a one-time payment of [***], then the fourth anniversary of the Effective Date (“Cyclerion Extended Option Exercise Period”), and (c) if, at any time during the Cyclerion Initial Option Exercise Period or the Cyclerion Extended Option Exercise Period, the Parties mutually agree in writing to extend the Cyclerion Extended Option Exercise Period and Cyclerion submits to Medsteer a one-time payment of [***], then [***] of the Effective Date (such period described in this Section 3.1.2 (Cyclerion Option Exercise) during which Cyclerion may exercise the Cyclerion Option, the “Cyclerion Option Exercise Period”).
3.1.3.
Effects of Cyclerion Option Exercise. Upon (a) Cyclerion’s delivery to Medsteer within the Cyclerion Option Exercise Period of the Cyclerion Option Exercise Notice and (b) payment of the Cyclerion Option Exercise Payment in accordance with Section 5.1.2 (Cyclerion Option Exercise Payment) (the first date on which both (a) and (b) have occurred, the “License Effective Date”) Medsteer will grant Cyclerion the licenses set forth in Section 3.2 (Development License Grant to Cyclerion).
3.2.
Development License Grant to Cyclerion. Subject to the terms of this Agreement, Medsteer will grant and hereby grants to Cyclerion a non-exclusive, worldwide, royalty-free, sublicensable (solely in accordance with Section 3.5 (Sublicenses)) license under the Medsteer Background Technology solely to perform the Collaboration Activities during the Term.
3.3.
Commercial License Grant to Cyclerion. Subject to the terms of this Agreement, effective on the License Effective Date, Medsteer will grant and hereby grants to Cyclerion an exclusive (even as to Medsteer), worldwide, royalty-bearing, sublicensable (solely in accordance with Section 3.5 (Sublicenses)) license under the Medsteer Background Technology to make, have made, use, sell, offer for sale, import, or otherwise Develop or Commercialize Licensed Products in the Cyclerion Field in the Territory.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

3.4.
License Grants to Medsteer.
3.4.1.
Program Patent Rights. Subject to the terms of this Agreement, Cyclerion hereby grants to Medsteer an exclusive, worldwide, perpetual, royalty-free, sublicensable license to use the Program Patent Rights to Develop (but not Commercialize) products in the Medsteer Field. [***].
3.4.2.
[***].
3.5.
Cross-License to Joint Program Know-How. Subject to the terms of this Agreement, (a) Cyclerion hereby grants to Medsteer a worldwide, perpetual, royalty-free, sublicensable license under Cyclerion’s interest in the Program Know-How to Develop and Commercialize products in the Medsteer Field, and (b) Medsteer hereby grants to Cyclerion a worldwide, perpetual, royalty-free, sublicensable license under Medsteer’s interest in the Program Know-How to Develop and Commercialize products in the Cyclerion Field.
3.6.
Sublicenses. Subject to the terms of this Agreement, including this Section 3.6 (Sublicenses) Cyclerion may grant sublicenses under any rights granted by Medsteer under Section 3.2 (Development License Grant to Cyclerion), Section 3.5 (Cross-License to Joint Program Know-How) or, from and after the License Effective Date, under Section 3.3 (Commercial License Grant to Cyclerion) through multiple tiers to one or more Affiliates or Third Parties (each, a “Sublicensee”); provided that, to the extent Cyclerion engages a Sublicensee to manufacture Licensed Product using Medsteer’s Background Technology, that such Sublicensee is recognized as a reputable manufacturer in the industry.
3.7.
Subcontractors. Each Party may perform any of its obligations under this Agreement through one or more subcontractors; provided that (a) if such subcontractor is to be granted a sublicense under of any rights granted by Medsteer under Section 3.2 (Development License Grant to Cyclerion), Section 3.3 (Commercial License Grant to Cyclerion), or Section 3.5 (Cross-License to Joint Program Know-How), then the applicable terms of Section 3.6 (Sublicenses) will also apply, (b) the subcontracting Party will not engage any subcontractor that has been debarred by any Regulatory Authority; and (c) the subcontracting Party will be liable for any act or omission of any subcontractor that is a breach of any of the subcontracting Party’s obligations under this Agreement as though the same were a breach by the subcontracting Party.
3.8.
Medsteer In-License Agreements. Certain of the MedSteer Background Technology Controlled by Medsteer as of the Effective Date was in-licensed or acquired by Medsteer under the agreements with Third Party licensors or sellers listed on Schedule 3.8 (such agreements, the “Medsteer In-License Agreements”). Any payment obligations arising under the Medsteer In-License Agreements as a result of the Development, manufacture, and Commercialization of a Licensed Product by or on behalf of Cyclerion under this Agreement will be paid solely by Medsteer.
3.9.
No Implied Licenses; Retained Rights. Each Party acknowledges that the rights and licenses granted under this Agreement are limited to the scope expressly granted herein. Except for the rights expressly granted under this Agreement, no rights, title, licenses, or other interests of any nature whatsoever are granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. Medsteer reserves all rights to Medsteer Background Technology that are not specifically granted to Cyclerion, and Cyclerion reserves all rights to Cyclerion Background Technology that are not specifically granted to Medsteer, in each case, under this Agreement.
3.10.
Non-Compete.

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Exhibit 10.14

3.10.1.
Medsteer Non-Compete. During the Collaboration Term, neither Medsteer nor its Affiliates shall, [***], (a) [***], or (b) [***].
3.10.2.
Cyclerion Non-Compete. During the Collaboration Term, neither Cyclerion nor its Affiliates shall, [***], (a) [***], or (b) [***].
3.11.
Non-Solicitation. Prior to the one-year anniversary of the Effective Date, Medsteer shall not (a) solicit any person who is employed by or a consultant to Cyclerion or any Affiliate of Cyclerion, to terminate such person's employment by or consultancy to Cyclerion or such Affiliate, or (b) hire such employee or consultant. As used herein, the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to Cyclerion or its Affiliate. Medsteer is under no obligation to solicit, refer, or solicit the referral of patients for any Cyclerion business. Medsteer will receive no benefit of any kind from Cyclerion for such referrals, nor suffer any detriment for not making such referrals.
3.12.
Right of First Negotiation.
3.12.1.
Right of First Negotiation. In the event Medsteer (a) initiates discussions, or makes a board-level decision to initiate discussions, with any Third Party or solicits any indications of interest, or makes a board-level decision to solicit any indications of interest, from any Third Party regarding any sale, assignment, license, sublicense, or other transfer of any right, title, or interest in or to the Program Know-How, or (b) receives any written communication, including any unsolicited written offer from any Third Party, regarding any sale, assignment, license, sublicense, or other transfer of any right, title, or interest in or to the Program Know-How (each ((a) and (b)), a “Proposed Transaction”), Medsteer shall first provide written notice to Cyclerion describing in reasonable detail the material terms of the Proposed Transaction. [***].
3.12.2.
[***].
3.12.3.
[***].
Article 4

TECHNOLOGY TRANSFER; SOFTWARE ESCROW
4.1.
Technology Transfer. No later than [***] following the License Effective Date, the Parties will negotiate in good faith a technology transfer plan with respect to the transfer to Cyclerion or a Third Party designated by Cyclerion and reasonably acceptable to Medsteer of [***] (the “Technology Transfer Plan”). Promptly after such technology transfer plan is agreed to by the Parties pursuant to this Section 4.1 (Technology Transfer) and in no event later than [***] after the date of the Parties’ agreement on such Technology Transfer Plan, Medsteer will work with Cyclerion to transfer, or have transferred, if applicable, to Cyclerion (or its designee, pursuant to an appropriate confidentiality agreement with Medsteer) [***] set forth in the Technology Transfer Plan, to the extent not previously transferred to Cyclerion under this Agreement, [***].
4.2.
Medsteer Technology Transfer Support. If Cyclerion requests support from Medsteer or its representatives in connection with performance of activities under the Technology Transfer Plan, then to the extent that Medsteer is able to provide such support, Medsteer may invoice Cyclerion for the costs and expenses incurred in connection with providing such assistance and cooperation, and Cyclerion will pay all such invoiced amounts no later than [***] after the date of such invoice.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

4.3.
Medsteer Background Software Escrow.
4.3.1.
Software Escrow. Within [***] following the Effective Date, Medsteer shall, at Cyclerion’s sole cost, deposit with an independent, reputable third‑party escrow agent reasonably acceptable to Cyclerion ([***]) (the “Escrow Agent”) [***] (collectively, the “Deposit Materials”). Medsteer shall update the Deposit Materials [***].
4.3.2.
Release Conditions. The Escrow Agent shall release the Deposit Materials to Cyclerion upon [***]. The Escrow Agent shall release the Deposit Materials within [***].
4.3.3.
Confidentiality; Security. The Deposit Materials constitute Medsteer’s Confidential Information. The Escrow Agent shall protect the Deposit Materials using industry‑standard administrative, technical, and physical safeguards, including encryption at rest and in transit and multi‑factor access controls. Cyclerion’s use of the Deposit Materials following release shall remain subject to the confidentiality obligations in this Agreement.
4.3.4.
Coordination with Escrow Agreement. Medsteer shall execute an escrow agreement with the Escrow Agent naming Cyclerion as a third‑party beneficiary with direct enforcement rights consistent with this Section. In the event of any conflict between the escrow agreement and this Section, this Section shall control as between Medsteer and Cyclerion.
4.3.5.
Clinical Datasets. [***].
Article 5

FINANCIAL TERMS
5.1.
Upfront Payment; Cyclerion Option Exercise Payment.
5.1.1.
Upfront Payment. Within [***] following the Effective Date, in consideration of the Cyclerion Option granted hereunder, Cyclerion will pay to Medsteer a one-time, non-refundable, non-creditable upfront payment of [***] (the “Upfront Payment”).
5.1.2.
Cyclerion Option Exercise Payment. Within [***] following Cyclerion’s delivery of the Cyclerion Option Exercise Notice pursuant to Section 3.1.2 (Cyclerion Option Exercise), Cyclerion will pay to Medsteer a one-time, non-refundable, and non-creditable payment of [***] (the “Cyclerion Option Exercise Payment”).
5.2.
Milestone Payments.
5.2.1.
Milestone Payments. Cyclerion will pay Medsteer the amounts set forth in Table 5.2.1 below (each, a “Milestone Payment”) no later than [***] after the first occurrence of the corresponding event described below (each, a “Milestone Event”) for the first Licensed Product to achieve such Milestone Event. Each Milestone Payment is payable only once during the Term upon the first achievement of such Milestone Event with respect to a Licensed Product by Cyclerion or its Affiliates or Sublicensees, regardless of the number of times such milestone is achieved with respect to one or more Licensed Products.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

Table 5.2.1 –Milestones
Milestone Event	Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]

5.3.
Royalty Payments.
5.3.1.
Minimum Royalty Payment. For the period beginning on the date of the First Commercial Sale of a Licensed Product and ending on the [***] of such date, Cyclerion will pay to Medsteer an annual minimum royalty payment as follows: [***] (“Annual Minimum Royalty Payment”). The first Annual Minimum Royalty Payment will be paid within [***] following the First Commercial Sale of a Licensed Product, and thereafter the Annual Minimum Royalty Payment will be payable within [***] following the start of each Calendar Year until the [***] of the First Commercial Sale of a Licensed Product. Each Annual Minimum Royalty Payment is creditable against the royalty payments due to Medsteer pursuant to Section 5.3.2 (Royalties) in any Calendar Year.
5.3.2.
Royalties. Subject to the terms of this Agreement, including Section 5.3.3 (Royalty Adjustments), during the applicable Royalty Term, on a Cyclerion Product-by-Cyclerion Product and country-by-country basis, Cyclerion will pay to Medsteer a royalty of [***] on the Net Sales of each Licensed Product in each country in the Territory. The obligation to pay royalties will be imposed only once with respect to the same unit of a Licensed Product.
5.3.3.
Royalty Adjustments.
(a)
Third Party Licenses. On a Calendar Year-by-Calendar Year basis, following the date on which Cyclerion has paid an aggregate of [***] in royalties under Section 5.3 (Royalty Payments) across all Licensed Products with respect to a Calendar Year, Cyclerion may deduct from the royalties payable to Medsteer under this Section 5.3 (Royalty Payments) with respect to that Calendar Year [***] of any Blocking Third Party Intellectual Property Costs paid by Cyclerion, its Affiliates or Sublicensees with respect to such Calendar Year.
(b)
Aggregate Limitation on Deductions. Notwithstanding Section 5.3.3(a) (Third Party Licenses), in no event will the royalties that otherwise would be payable under Section 5.3.3(a) (Third Party Licenses) in connection with the Net Sales of the Licensed Products in a Calendar Quarter be reduced to less than [***] of the applicable Net Sales in such Calendar Quarter as a result of the operation of Section 5.3.3(a) (Third Party Licenses); provided that Cyclerion will have the right to carry over to subsequent Calendar Quarters any excess reduction pursuant to Section 5.3.3(a) (Third Party Licenses) that Cyclerion did not use to offset royalties due to Medsteer in a Calendar Quarter as a result of the foregoing royalty floor until the credit has been fully applied.
5.3.4.
Royalty Reports; Payments. In each Calendar Quarter in which royalties are due under this

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

Agreement, no later than [***] after the end of each Calendar Quarter, Cyclerion will provide Medsteer a written report (each, a “Royalty Report”), which Royalty Report will set forth: (a) the gross sales and Net Sales (in local currency and United States Dollars) for such Calendar Quarter, and each reduction from gross sales taken in the calculation of Net Sales; (b) the applicable Royalty Rate; and (c) the resulting total royalties for the relevant Calendar Quarter in United States Dollars. Cyclerion will make all royalty payments for each Calendar Quarter no later than [***] after the end of each Calendar Quarter.
5.4.
Records and Audits.
5.4.1.
Books and Records. Each Party will (a) keep, and will cause its Affiliates and Sublicensees to keep, complete, true, and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including in relation to fees payable under the Collaboration Plan, the number of units of Licensed Product sold or otherwise disposed of, the gross amount billed or invoiced for Licensed Products sold or otherwise disposed of, Net Sales of Licensed Products and the deductions taken in the calculation of Net Sales in sufficient detail to enable amounts owed or payable to the other Party hereunder to be determined; and (b) maintain, and cause its Affiliates and Sublicensees to maintain, such books and records for at least three years following the Calendar Year to which they pertain. Each Party (the “Auditing Party”) may, upon written request, cause an internationally-recognized independent “Top Four” accounting firm (the “Auditor”), that is reasonably acceptable to the other Party (the “Audited Party”) to inspect the relevant records of such Audited Party and its Affiliates and Sublicensees to verify the payments made and amounts reported by the Audited Party and its Affiliates and Sublicensees and the related reports, statements, and books of accounts, as applicable.
5.4.2.
Audit Procedure. Before beginning its audit, the Auditor will execute a written agreement by which the Auditor agrees to keep confidential all information reviewed during the audit, which agreement will contain terms of non-disclosure and non-use no less stringent than those set forth in this Agreement. The Auditor will have the right to disclose to the Auditing Party only its conclusions regarding any payments owed under this Agreement. Each Party will, and will cause their Affiliates and Sublicensees to, make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The records will be reviewed solely to verify the accuracy of the Audited Party’s royalties and other payment obligations and compliance with the financial terms of this Agreement.
5.4.3.
Frequency; Overpayments and Underpayments. Such inspection right will not be exercised more than [***]. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party or its Affiliates or Sublicensees for the three Calendar Years prior to the Calendar Year in which the audit request is made. The Auditing Party agrees to hold in confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any Applicable Law or judicial order. The Auditor will provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party before it is considered final. In the event that the final result of the inspection reveals an underpayment or overpayment by either Party, the underpaid or overpaid amount will be settled promptly. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided that if an underpayment of more than [***] of the total payments due hereunder for the applicable year is discovered, then the fees and expenses charged by the Auditor will be paid by Audited Party.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

5.5.
Currency and Method of Payment. All amounts to be paid by Cyclerion pursuant to this Agreement will be made in United States Dollars. When conversion of payments from any foreign currency is required to be undertaken by Cyclerion, the United States Dollar equivalent will be calculated at the exchange rate set forth in The Wall Street Journal or any successor thereto for the last day of the Calendar Quarter in which the applicable payment obligation became due and payable. All payments made by Cyclerion under this Agreement will be made by bank or wire transfer based on the account information disclosed by Medsteer prior to such payment.
5.6.
Withholding Taxes. With respect to any payment under this Agreement (“Payments”), the receiving Party alone will be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by the paying Party) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Either Party (a “Withholding Party”) may deduct or withhold from the Payments due to the other Party (a “Non-Withholding Party”) any Taxes that it is required by Applicable Law to deduct or withhold. If, however, the Non-Withholding Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, then it may deliver to the Withholding Party or the appropriate Governmental Authority (with the assistance of the Withholding Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Withholding Party of its obligation to withhold tax, and the Withholding Party will apply the reduced rate of withholding, or dispense with withholding, as the case may be. If the Withholding Party withholds any Taxes from the Payments while the Non-Withholding Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, then the Withholding Party will cooperate with the Non-Withholding Party with respect to any documentation required by the appropriate Governmental Authority or reasonably requested by the Non-Withholding Party to secure a reduction of the rate of, or the elimination of, the applicable Taxes withheld.
Article 6

INTELLECTUAL PROPERTY
6.1.
Background Technology. As between the Parties, each Party will retain all of its rights, title and interests to all Patent Rights, Know-How and other Intellectual Property Rights that are owned or otherwise controlled by such Party or its Affiliates prior to the Effective Date or are otherwise conceived, discovered, developed, invented, created or otherwise made or acquired by such Party or its Affiliates outside the performance of activities under this Agreement (any such Patent Right with respect to a Party, a “Background Patent Right,” such Know-How with respect to a Party, “Background Know-How,” and the Background Patent Rights and Background Know-How collectively, “Background Technology”), subject to any rights or licenses expressly granted by such Party to the other Party under this Agreement.
6.2.
Ownership of Program Know-How and Program Patent Rights.
6.2.1.
Ownership of Program Know-How. Subject to the license grants to Medsteer set forth in Section 3.4 (License Grants to Medsteer) and the Medsteer Option set forth in Section 6.2.3 ([***]), the Parties will jointly own all Know-How made solely by either Party, or jointly by the Parties, or by each of their and their Affiliates’ and Sublicensees’ employees, agents, or independent contractors in the course of performing the Collaboration Activities (“Program Know-How”). For clarity, Program Know-How does not include any Program Patent Rights.
6.2.2.
Ownership of Program Patent Rights. Cyclerion will solely own any Patent Rights that claim or

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Exhibit 10.14

otherwise disclose any Program Know-How (“Program Patent Rights”).
6.2.3.
Medsteer Option [***]. Cyclerion grants to Medsteer a non-transferable option to [***] (the “Medsteer Option”).
(a)
Medsteer may exercise the Medsteer Option by delivering written notice of such exercise (such notice, the “Medsteer Option Exercise Notice”) to Cyclerion at any time during the period commencing on the Effective Date and ending on [***] (the “Medsteer Option Exercise Period”).
(b)
[***].
(c)
[***].
6.2.4.
Cooperation. Subject to Section 6.2.3(b), Medsteer will cooperate fully in obtaining patent and other proprietary protection for any patentable Program Know-How, all in the name of Cyclerion and at Cyclerion’s cost and expense. Such cooperation will include, without limitation, executing and delivering all requested applications, assignments and other documents in order to perfect and enforce Cyclerion’s rights in the Program Know-How. Medsteer hereby appoints Cyclerion its attorney-in-fact to execute and deliver any such documents on behalf of Medsteer if Medsteer fails to do so.
6.2.5.
Disclosure.
(a)
Disclosure of Program Know-How. During the Collaboration Term, each Party will promptly disclose to the JC all Program Know-How that it develops or invents, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to such Program Know-How), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also respond promptly to reasonable requests from the other Party for additional information relating to such Program Know-How.
(b)
Cyclerion Disclosure of Improvements to Medsteer Background Technology. During the Collaboration Term, Cyclerion will disclose to Medsteer any improvements made by Cyclerion or its Affiliate to the Medsteer Background Technology that Medsteer has disclosed to Cyclerion (“Cyclerion Improvements”). Any such information disclosed by Cyclerion will be deemed Cyclerion’s Confidential Information under this Agreement. Upon Medsteer’s request, the Parties will negotiate in good faith a non-exclusive license grant from Cyclerion to Medsteer under the Cyclerion Improvements for use in the Medsteer Field on commercially reasonable terms.
6.2.6.
Personnel Obligations. Each employee, agent, or independent contractor of a Party or its respective Affiliates or Sublicensees performing work under this Agreement will, prior to commencing such work, be bound by invention assignment obligations, including: (a) promptly reporting any invention, discovery, process or other Intellectual Property Rights; (b) presently assigning to the applicable Party all of her or his rights, title and interests in and to any invention, discovery, process, or other Intellectual Property Rights; (c) cooperating in the prosecution and maintenance and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.
6.3.
Patent Enforcement.
6.3.1.
Notification. From and after the License Effective Date, each Party will promptly notify the other in the event of any actual, likely, or suspected infringement of any Medsteer Background Patent Right [***] (an “Infringement”), including any Competitive Infringement. In addition, from and after the License Effective Date, each Party will promptly notify the other in the event such Party becomes aware of any action by a Third Party for a declaration that any of such Patent Rights are not infringed or are invalid, or unenforceable. In all cases, each Party will provide any available evidence of such Infringement or other conduct with such notification.
6.3.2.
Competitive Infringements.
(a)
From and after the License Effective Date, Cyclerion will have the first right, but not the obligation, to initiate an infringement or other appropriate suit (an “Infringement Action”) against any Competitive Infringement with respect to any Medsteer Background Patent Rights [***] at Cyclerion’s discretion and at Cyclerion’s sole cost and expense.
(b)
From and after the License Effective Date, if Cyclerion fails to initiate an Infringement Action against any Competitive Infringement with respect to any Medsteer Background Patent Right [***] within [***] after written notice of such Competitive Infringement is first provided by a Party under Section 6.3.1 (Notification), then, unless Cyclerion has informed Medsteer in writing of a commercial strategic reason for not pursuing such Infringement Action, Medsteer will have the right to initiate and control an Infringement Action with respect to such Competitive Infringement using counsel of its own choice, at its own discretion and at Medsteer’s cost and expense and Cyclerion will have the right, at its own expense, to be represented in any such action by counsel of its own choice.
6.3.3.
Cooperation. Each Party will provide to the enforcing Party reasonable assistance in the enforcement action brought under this Section 6.3 (Patent Enforcement), at such enforcing Party’s request and expense, including to be named in such action if required by Applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, will reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy, filing of material papers to the competent court. With respect to any enforcement action brought under this Section 6.3 (Patent Enforcement) brought after the License Effective Date, the non-enforcing Party will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the enforcing Party. After the License Effective Date, the enforcing Party will not settle any claim, suit, or action that it brought under Section 6.3.2 (Competitive Infringement) in any manner that would limit the rights of the other Party or impose any obligation on the other Party, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed.
6.3.4.
Expenses and Recoveries. The enforcing Party bringing a claim, suit, or action under Section 6.3.2 (Competitive Infringement) will be solely responsible for any expenses (including attorneys’ fees and costs) incurred by such Party as a result of such claim, suit, or action. If such Party recovers

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

monetary damages in such claim, suit, or action commenced after the License Effective Date, then such recovery will be allocated first to the reimbursement of any expenses incurred by the Party bringing suit, second to the reimbursement of any expenses incurred by the other Party in such litigation, [***].
6.4.
Defense of Claims. From and after the License Effective Date, each Party will promptly inform the other Party in writing if such Party receives written notice, or otherwise becomes aware, of alleged infringement, misappropriation, or other violation of a Third Party’s Intellectual Property Right based upon such Party’s performance of its obligations or exercise of its rights hereunder. Except as otherwise set forth under this Agreement (including under Article 9 (Indemnification; Insurance)), such Party will be solely responsible for the defense of any such claim brought against it. After the License Effective Date, such Party will each keep the other Party advised of all material developments in the conduct of any proceedings in defending any claim of alleged infringement, misappropriation or other violation related to any Licensed Products and will reasonably cooperate with the other Party in the conduct of such defense. In no event after the License Effective Date may such Party settle any such infringement, misappropriation, or other violation claim in a manner that would materially limit the rights of the other Party or impose any material obligation on the other Party, in each case, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned.
Article 7

CONFIDENTIALITY
7.1.
Confidential Information.
7.1.1.
General. Each Party (the “Receiving Party”) will maintain all Confidential Information disclosed to it or its representatives by or on behalf the other Party (the “Disclosing Party”) in strict confidence during the Term of this Agreement and for a period of ten years after the expiration or termination of this Agreement; provided that any Confidential Information of either Party that constitutes a trade secret will continue to be subject to the terms of this Article 7 (Confidentiality) in perpetuity, so long as such information remains a trade secret. Each Party will use all such disclosed Confidential Information only to the extent necessary for purposes of this Agreement, including exercising the licenses and rights hereunder and will not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except as permitted under this Agreement. Each Party will notify the other Party promptly on discovery of any unauthorized use or disclosure by a Party of the other Party’s Confidential Information, including the other Party’s trade secrets.
7.1.2.
Confidential Information of Each Party. All information disclosed prior to the Effective Date by Medsteer to Cyclerion will be Confidential Information of Medsteer and by Cyclerion to Medsteer will be Confidential Information of Cyclerion. All Royalty Reports and reports identifying Milestone Events will be considered Confidential Information of Cyclerion. The non-disclosed terms of this Agreement will be the Confidential Information of each Party. The Medsteer Background Know-How will be the Confidential Information of Medsteer, the Cyclerion Background Know-How will be the Confidential Information of Cyclerion, and the Program Know-How will be the Confidential Information of both Parties, with each Party considered a Receiving Party with respect thereto.
7.1.3.
Exceptions to Confidentiality. The following information will not be Confidential Information of the Disclosing Party and accordingly, the obligations of each Receiving Party imposed by Section

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

7.1.1 (General) will not apply to any such information that: (a) was known to the Receiving Party without an obligation to keep such information confidential prior to the Effective Date other than as a result of disclosure under any other agreement between the Parties, including the Confidentiality Agreement (as demonstrated by documentary evidence); (b) is or becomes generally available to the public through means other than an unauthorized disclosure by the Receiving Party, its Affiliates, or any agents to whom it or they disclosed such information; (c) was or subsequently is disclosed to the Receiving Party without restriction by a Third Party having a bona fide right to disclose such Confidential Information without breaching any obligation to the Disclosing Party; or (d) is developed independently by the Receiving Party without benefit of or recourse to any of the Disclosing Party’s Confidential Information (as demonstrated by documentary evidence). For clarity, (i) specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party; and (ii) any combination of Confidential Information will not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.
7.1.4.
Permitted Disclosures.
(a)
Compliance with Law. Notwithstanding any provision to the contrary set forth in this Article 7 (Confidentiality), each Receiving Party may use and make disclosures of Confidential Information of the Disclosing Party: (i) to its Affiliates, and the Receiving Party’s employees, directors, agents, or consultants to the extent necessary for the potential or actual performance of its obligations or exercise of its licenses and other rights under this Agreement, in each case, who are under an obligation of confidentiality and non-use with respect to such information that is no less stringent than the terms of this Agreement; (ii) to Regulatory Authorities as necessary to pursue Development or Commercialization of Licensed Products; provided, that such Confidential Information will be disclosed only to the extent reasonably necessary to do so, and where permitted, subject to confidential treatment; (iii) to Third Parties to the extent a Party is required to do so pursuant to the terms of a Third Party License; provided that such Confidential Information will be disclosed only to the extent reasonably necessary to do so under such Third Party License; (iv) to the extent required to comply with Applicable Law or a court or administrative order, including of the United States Securities and Exchange Commission or similar regulatory agency in other countries; (v) to actual or bona fide potential investors, acquirors, Sublicensees, lenders, and other financial or commercial partners (including in connection with any royalty financing transaction), and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, sublicense, debt transaction, or collaboration; provided that, in each such case, such Persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth Article 7 (Confidentiality) or otherwise customary for such type and scope of disclosure any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed, or (vi) to any tax authority, in each case, to the extent applicable to such Party at such time; provided, however, that the Party who is required to make such disclosure under the foregoing clauses (ii), (iv), or (vi) (A) provides the

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

other Party with reasonable prior written notice, (B) coordinates with the other Party with respect to the wording and timing of any such disclosure and affords the other Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure, (C) if unsuccessful in its efforts pursuant to clause (B), takes all reasonable and lawful actions to obtain confidential treatment for such disclosure, and (D) discloses the minimum amount and scope of the Confidential Information necessary to comply with Applicable Law. Notwithstanding the foregoing, any Confidential Information so disclosed will remain subject to the terms of this Agreement.
(b)
SEC Filings and Other Disclosures. If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or a similar regulatory agency in a country other than the United States, such Party will (i) a reasonable time prior to any such filing, provide the other Party with a copy of the Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, (ii) provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and (iii) take such Party’s reasonable comments into consideration before filing such Agreement and, unless impermissible upon the advice of such Party’s counsel, have terms identified by such other Party afforded confidential treatment by the applicable regulatory agency.
7.2.
No Use of Name. Except as set forth in this Section 7.2 (No Use of Name), neither Party will use the name or Trademarks of the other Party in any promotional materials or advertising without the prior written consent of the other Party, except as provided under this Agreement or required by Applicable Law, in which case the Party disclosing such name or Trademarks will give advance notice of such use and otherwise comply with Section 7.1.4(a) (Compliance with Law). Notwithstanding the foregoing, Medsteer consents to the use by Cyclerion of Medsteer’s Trademarks, name and likeness in written materials and oral presentations to current or prospective customers, partners, investors or others, provided that such materials or presentations accurately describe the nature of Medsteer’s relationship with or contribution to Cyclerion.
7.3.
Publication and Publicity.
7.3.1.
Publication. Except for disclosures permitted pursuant to Section 7.1.4 (Permitted Disclosures), neither Party will publicly present or publish the results of, or scientific information regarding any activities under this Agreement for the Licensed Products after the License Effective Date. If either Party desires to publicly present or publish the results of, or scientific information regarding, any activities under this Agreement in accordance with the foregoing sentences, then prior to doing so, such Party will provide the other Party with drafts of proposed abstracts, manuscripts, or summaries of presentations that include such results or information. The non-publishing Party will respond no later than [***] after receipt of such proposed publication or presentation or such shorter period as may be agreed by the Parties. The publishing Party will delay any such proposed publication or presentation for a reasonable period (not to exceed [***] after the non-publishing Party receives such proposed publication or presentation) to permit the non-publishing Party to make filings for patent protection and will otherwise remove Confidential Information of the non-publishing Party identified by the non-publishing Party in such publication or presentation. Each Party agrees to acknowledge the contributions of the other Party and the other Party’s employees, in each case, in all publications and in accordance with standard academic practice regarding authorship of scientific publication.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

7.3.2.
Publicity. Subject to Section 7.1.4 (Permitted Disclosures) or except as otherwise agreed by the Parties in writing, neither Party will make any press release or other public statement disclosing this Agreement, or the activities hereunder, or the transactions contemplated by this Agreement, without the other Party’s prior written consent.
Article 8

REPRESENTATIONS, WARRANTIES, AND COVENANTS
8.1.
Mutual Representations and Warranties. As of the Effective Date and the License Effective Date, Medsteer and Cyclerion each hereby represents and warrants to the other as follows:
8.1.1.
Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
8.1.2.
Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws (or equivalent charter or organizational documents), (b) any agreement, instrument or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law or regulations or court or administrative under, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Authority presently in effect applicable to such Party.
8.1.3.
No Inconsistent Obligation. It is not under any obligation, contractual, or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that will impede the diligent and complete fulfillment of its obligations hereunder.
8.1.4.
No Conflicts. The execution, delivery and performance of this Agreement by such Party does not conflict with such Party’s charter documents, bylaws or other organizational documents, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate Applicable Law or any order, writ, decree, judgment, injunction, determination, or award of any Governmental Authority having jurisdiction over it.
8.1.5.
No Litigation. There is no action or proceeding pending or, to such Party, threatened that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.
8.1.6.
Government Authorizations. All consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement, including the grant of any licenses, have been obtained.
8.1.7.
Debarment. Neither such Party, nor any Affiliate of such Party, has been debarred by any Regulatory Authority, is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement.
8.2.
Additional Representations of Medsteer as of the Effective Date. As of the Effective Date and the License Effective Date, Medsteer further represents and warrants to Cyclerion, that:

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

8.2.1.
Medsteer Inventions and Assignments. With respect to any Medsteer Background Know-How, (a) Medsteer and its Affiliates have obtained from all individuals who contributed to the conception or reduction to practice thereof, effective assignments of all ownership rights of such individuals in such Medsteer Background Know-How, either pursuant to written agreement or by operation of law, and (b) all of its employees, officers, and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Medsteer or its Affiliates or designees (including Cyclerion), as applicable, of all Program Know-How made during the course of performance under this Agreement.
8.2.2.
No Medsteer Infringement. To the knowledge of Medsteer, (a) there is no pending action or proceeding alleging that the use of the Medsteer Background Technology with respect to the Cyclerion Products infringes, misappropriates, or otherwise violates any Intellectual Property Rights of any Third Party, and, (b) there is no pending action or proceeding alleging that the use of the Medsteer Background Technology as otherwise contemplated under this Agreement infringes, misappropriates, or otherwise violates any Intellectual Property Rights of any Third Party.
8.2.3.
Medsteer In-License Agreements. Except for the Medsteer In-License Agreements, there is no agreement between Medsteer or any of its Affiliates and any Third Party pursuant to which Medsteer or its Affiliate has acquired Control of any of the Medsteer Background Technology. All Medsteer In-License Agreements are in full force and effect and have not been modified or amended. Neither Medsteer nor its Affiliates nor, to the best of its knowledge, the Third Party licensor in any Medsteer In-License Agreement is in material breach of, or in default with respect to a material obligation under, any Medsteer In-License Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in material breach of, or in default with respect to a material obligation under, any Medsteer In-License Agreement.
8.3.
Compliance Covenants. Each of Cyclerion and Medsteer covenant to the other as follows:
8.3.1.
Compliance with Law. It will, and will ensure that its Affiliates, comply with all Applicable Law in connection with the performance of its and its Affiliates’ activities under this Agreement, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act, the European Data Protection Directive 95/46/EC, the European General Data Protection Regulation (Regulation (EU) 2016/679), and any other applicable national data protection legislation.
8.3.2.
No Inconsistent Obligations. It will not, and will ensure that its Affiliates will not, take any action or enter into any agreement with any Third Party that conflicts with or in any way diminishes the rights granted to the other Party under this Agreement.
8.3.3.
Medsteer In-License Agreements. Medsteer will promptly notify Cyclerion in writing of any material breach by Medsteer or its Affiliate or a Third Party of any Medsteer In-License Agreements, and will promptly notify Cyclerion in writing if Medsteer or its Affiliate sends or receives a notice of material breach of any Medsteer In-License Agreements, and in the event of a breach by Medsteer or its Affiliate, will permit Cyclerion to cure such breach on Medsteer’s or its Affiliate’s behalf upon Cyclerion’s request. Medsteer will not, and will cause its Affiliates not to, amend, modify or terminate any Medsteer In-License Agreement in a manner that would adversely affect Cyclerion’s rights hereunder without first obtaining Cyclerion’s written consent, which consent may be withheld in Cyclerion’s sole discretion.
8.3.4.
Foreign Corrupt Practices Act of 1977. In performing under this Agreement, it will, and will cause its Affiliates and Sublicensees to, comply with all applicable anti-corruption laws, including

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

the Foreign Corrupt Practices Act of 1977, as amended from time-to-time; the anti-corruption laws of the Territory and all laws enacted to implement the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.
8.3.5.
No Bribery. It will not, and will cause its Affiliates and Sublicensees not to, directly or indirectly offer or pay, or authorize such offer or payment of, any money, or transfer anything of value, to improperly seek to influence: (a) any elected or appointed government official (e.g., a member of a ministry of health); (b) any employee or person acting for or on behalf of a Governmental Authority; (c) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office; (d) an employee or person acting for or on behalf of a public international organization; or (e) any person otherwise categorized as a government official under local law.
8.3.6.
Export Control. Neither it nor its Affiliates will export, transfer, or sell any Licensed Product to any country or territory except in compliance with Applicable Law.
8.4.
Medsteer Compliance Covenants. Medsteer covenants to Cyclerion as follows:
8.4.1.
No Encumbrances. Medsteer will not, and will cause its Affiliates not to (a) license, sell, assign or otherwise transfer to any Person any Medsteer Background Technology (or agree to do any of the foregoing), (b) negotiate with, offer to, or grant any license to any Person, or (c) incur or permit to exist, with respect to any Medsteer Background Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case ((a) through (c)), that would conflict with, limit, impair or restrict the rights and licenses granted to Cyclerion hereunder or would cause any Medsteer Background Technology to cease to be Controlled by either Medsteer or a successor-in-interest of Medsteer in connection with an assignment permitted under Section 11.4 (Assignability and Binding Effect).
8.4.2.
Debarment. It will not, and will cause its Affiliates and Sublicensees not to, engage, in any capacity in connection with this Agreement or any ancillary agreements, any officer, employee, contractor, consultant, agent, representative, or other person who has been debarred by any Regulatory Authority, is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement. Medsteer will inform Cyclerion in writing promptly if it or any person engaged by it or any of its Affiliates who is performing any obligations under this Agreement or any ancillary agreements is debarred or excluded, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Medsteer’s knowledge, is threatened, pursuant to which Medsteer, any of its Affiliates or any such person performing obligations hereunder or thereunder may become debarred or excluded.
Article 9

INDEMNIFICATION
9.1.
Indemnification by Cyclerion. Subject to Section 9.3 (Indemnification Procedure), Cyclerion will defend, indemnify, and hold harmless Medsteer and its Affiliates, and their respective employees, officers, and directors (“Medsteer Indemnitees”) from and against any and all liability, damage,

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

loss, cost or expense of any nature (including reasonable attorney’s fees and litigation expenses) (“Losses”) incurred or imposed upon the Medsteer Indemnitees or any one of them in connection with any Third Party claims, suits, actions, demands, proceedings, causes of action, or judgments resulting from a Third Party claim arising out of or relating to: [***].
9.2.
Indemnification by Medsteer. Subject to Section 9.3 (Indemnification Procedure), Medsteer will defend, indemnify, and hold harmless Cyclerion and its Affiliates, Sublicensees, and licensees, and their respective employees, officers and directors (“Cyclerion Indemnitees”) from and against any and all Losses incurred or imposed upon the Cyclerion Indemnitees or any one of them in connection with any Third Party claims, suits, actions, demands, proceedings, causes of action, or judgments resulting from a Third Party claim arising out of or relating to: [***].
9.3.
Indemnification Procedure. Any Person seeking indemnification (the “Indemnitee”) under this Article 9 (Indemnification; Insurance) will give prompt written notice of the indemnity claim to the indemnifying Party and promptly provide a copy to the indemnifying Party of any complaint, summons, or other written or verbal notice that the Indemnitee receives in connection with any such claim. An Indemnitee’s failure to deliver written notice will relieve the indemnifying Party of liability to the Indemnitee under this Article 9 (Indemnification; Insurance) only to the extent such delay is prejudicial to the indemnifying Party’s ability to defend or settle such claim. The indemnifying Party will have the right to assume and control the defense of the indemnification claim at its own expense with counsel selected by the indemnifying Party and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim. If the indemnifying Party does not assume the defense of the indemnification claim as described in this Section 9.3 (Indemnification Procedure), then the Indemnitee may defend the indemnification claim but will have no obligation to do so. The Indemnitee will not settle or compromise the indemnification claim without the prior written consent of the indemnifying Party, and the indemnifying Party will not settle or compromise the indemnification claim in any manner that would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement or the scope, validity, or enforceability of any Patent Rights, Confidential Information, or other rights licensed to Cyclerion by Medsteer hereunder), without the prior written consent of the Indemnitee, which consent, in each case (by the indemnifying Party or the Indemnitee, as the case may be), will not be unreasonably withheld, conditioned, or delayed. The Indemnitee will reasonably cooperate with the indemnifying Party at the indemnifying Party’s expense and will make available to the indemnifying Party all pertinent information under the control of the Indemnitee, which information will be subject to Article 7 (Confidentiality). The indemnifying Party will not be liable for any settlement or other disposition of the claims by the Indemnitee if such settlement is reached without the written consent of the indemnifying Party pursuant to this Section 9.3 (Indemnification Procedure).
9.4.
Cooperation. The non‑controlling Party will cooperate with the Party controlling any such action (as may be reasonably requested by the controlling Party), including, at the controlling Party’s sole cost and expense, (a) providing access to relevant documents and other evidence, (b) using reasonable efforts to make its and its Affiliates and licensees and Sublicensees and all of their respective employees, subcontractors, consultants, and agents available during reasonable business hours and for reasonable periods of time, but only to the extent relevant to such action, and (c) if reasonably necessary, by being joined as a party, subject for this clause (c) to the controlling Party

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

agreeing to pay those costs incurred by such non‑controlling Party in connection with such joinder. The Party controlling any such action will keep the other Party reasonably updated with respect to any such action, including providing copies of all materials documents received or filed in connection with any such action.
9.5.
Limited Liability. [***].
Article 10

TERM AND TERMINATION
10.1.
Term. This Agreement will commence on the Effective Date and, unless otherwise terminated pursuant to Section 10.2 (Termination), will continue until the earlier of (a) if Cyclerion has not exercised the Cyclerion Option, upon the expiration of the Cyclerion Option Exercise Period, and (b) if Cyclerion has exercised the Cyclerion Option, upon the expiration of all payment obligations set forth hereunder with respect to all Licensed Products in each country in the Territory (the “Term”). Upon the expiration of this Agreement following the License Effective Date (if such License Effective Date occurs) all licenses granted to Cyclerion under this Agreement will become fully paid, perpetual and irrevocable.
10.2.
Termination. This Agreement may be terminated as follows:
10.2.1.
Termination for Convenience by Cyclerion. Cyclerion may terminate this Agreement at will, in its entirety, on not less than [***] prior written notice to Medsteer.
10.2.2.
Termination for Material Breach. This Agreement may be terminated by either Party (the “Non-Breaching Party”) in its entirety, in accordance with the terms of this Section 10.2.2 (Termination for Material Breach), if the other Party (the “Alleged Breaching Party”) has materially breached this Agreement. The Non-Breaching Party may terminate this Agreement upon written notice to the Alleged Breaching Party at any time during the Term upon or after a material breach of this Agreement by the Alleged Breaching Party if the Alleged Breaching Party has not cured such breach within [***] (in the case of a breach of a payment obligation) or [***] (in the case of all other breaches) following receipt of written notice from the Non-Breaching Party requesting cure of the breach; provided, however, that any right to terminate under this Section 10.2.2 (Termination for Material Breach) will be stayed and the cure period tolled in the event that, during any cure period, the Alleged Breaching Party will have initiated dispute resolution in good faith in accordance with the terms of this Agreement with respect to the alleged breach, provided that the Alleged Breaching Party gives written notice to the Non-Breaching Party of such dispute during the applicable cure period. If, as a result of such dispute resolution process, it is finally determined that the Alleged Breaching Party committed a material breach of this Agreement then the applicable cure period will resume and if the Alleged Breaching Party does not cure such material breach within the remainder of such cure period, then this Agreement will terminate effective as of the expiration of such cure period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the applicable cure period. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder.
10.2.3.
Termination for Insolvency. If a Party (the “Insolvent Party”) makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety by providing written notice

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>_<<VER>> \* MERGEFORMAT 167904947_7

Exhibit 10.14

of its intent to terminate this Agreement to the Insolvent Party, in which case, this Agreement will terminate on the date on which the Insolvent Party receives such written notice.
10.3.
Effects of Termination. In the event of any termination of this Agreement, effective as of the effective date of termination, the following provisions will apply, as applicable:
10.3.1.
Termination of Rights and Licenses. Subject to Section 10.4 (Surviving Provisions), except as expressly set forth in this Agreement, all options, rights, and licenses granted from one Party to the other hereunder will immediately terminate.
10.3.2.
Confidential Information. Upon termination of this Agreement for any reason, the Receiving Party will destroy all written, electronic, or other materials containing Confidential Information of the Disclosing Party provided to it by the Disclosing Party in connection with this Agreement, including all copies thereof, within [***] of such termination and provide certification of such destruction to the Disclosing Party; provided that (a) the Receiving Party may retain one copy in its archives solely for the purpose of monitoring its ongoing confidentiality obligations hereunder, and (b) the Receiving Party will not be obligated to destroy such materials containing Confidential Information of the Disclosing Party that are necessary for the Receiving Party to exercise any other license or right of the Receiving Party that survives such termination of this Agreement; provided that the Receiving Party’s use of such Confidential Information of the Disclosing Party will continue to be subject to the requirements and restrictions set forth in Article 7 (Confidentiality).
10.4.
Surviving Provisions. Subject to the other terms and conditions regarding the termination and survival of obligations under this Agreement in the event of expiration or termination of this Agreement, upon expiration or termination of this Agreement, all provisions of this Agreement will cease to have any effect, except that the following provisions will survive any such expiration or termination for any reason for the period of time specified therein, or if not specified, then they will survive indefinitely: Article 1 (Definitions), Section 2.1.2 (Fees), Section 2.1.4 (Cyclerion Materials), Section 3.11 (Non-Solicitation) (for the period set forth therein), Section 3.12 (Right of First Negotiation), Section 4.3 (Medsteer Background Software Escrow), Section 5.4 (Records and Audits), Section 5.5 (Currency and Method of Payment), Section 5.6 (Withholding Taxes), Article 6 (Intellectual Property), Article 7 (Confidentiality) (for the period set forth therein), Section 9 (Indemnification), Section 10.3 (Effects of Termination), this Section 10.4 (Surviving Provisions), and Article 11 (Miscellaneous).
Article 11

MISCELLANEOUS
11.1.
Independent Contractor. All Collaboration Activities performed by Medsteer will be performed as an independent contractor and this Agreement does not create an employer-employee relationship between Cyclerion and Medsteer. Medsteer will have no rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation which are accorded to regular Cyclerion employees. Medsteer will not in any way represent himself to be an employee, partner, joint venturer, or agent of Cyclerion.
11.2.
Interpretation. The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to each Party and not in a favor of or against either Party,

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Exhibit 10.14

regardless of which Party was generally responsible for the preparation of this Agreement. In addition, except as otherwise explicitly specified to the contrary, (i) references to a section, schedule or exhibit means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (ii) the word “including” (in its various forms) means “including without limitation,” (iii) the words “shall” and “will” have the same meaning, (iv) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulations, in each case as amended or otherwise modified from time-to-time, (v) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires, (vi) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (vii) references to “days” will mean calendar days, unless otherwise specified, (viii) the word “or” will not be exclusive, unless the context otherwise requires, (ix) references to “written” or “in writing” include in electronic form, (x) the titles and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement, and (xi) the terms “hereof,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including any schedules or exhibits hereto.
11.3.
Further Assurances. Each of Cyclerion and Medsteer agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time-to-time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.
11.4.
Assignability and Binding Effect. The Collaboration Activities to be performed by Medsteer are personal in nature. Medsteer may not assign or transfer this Agreement or any of Medsteer’s rights or obligations hereunder except (a) to a corporation of which Medsteer is the sole stockholder, (b) to its successor in interest in the transfer or sale of all or substantially all of its assets or business to which this Agreement relates, or (c) to its successor in interest in a merger or consolidation (or similar transaction). In no event will Medsteer assign or delegate responsibility for actual performance of the Collaboration Activities assigned to it under the Collaboration Plan to any other natural person. This Agreement will be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and permitted assigns.
11.5.
Notices. All notices required or permitted under this Agreement must be in writing and must be given by addressing the notice to the address for the recipient set forth in this Agreement or at such other address as the recipient may specify in writing under this procedure. Notices will be deemed to have been given (a) three (3) Business Days after deposit in the mail with proper postage for first class registered or certified mail prepaid, or (b) one (1) Business Day after sending by nationally recognized overnight delivery service.

Notices to Cyclerion:

Cyclerion Therapeutics, Inc.
245 First Street, Riverview II, 18th Floor
Cambridge, MA 02142, U.S.A
Attention: Legal Department

Notices to Medsteer:

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Exhibit 10.14

Medsteer, SAS
Hopital Foch, Service Anesthesie, 40 Rue Worth, 92151
Suresnes, France
Attention: Thierry Chazot, MD, CEO
Email: [***]

11.6.
No Modification. This Agreement may be changed only by a writing signed by Medsteer and an authorized representative of Cyclerion.
11.7.
Remedies. It is understood and agreed that each Party may be irreparably injured by a breach of this Agreement; that money damages would not be an adequate remedy for any such breach; and that each Party will be entitled to seek equitable relief, including injunctive relief and specific performance, without having to post a bond, as a remedy for any such breach, and such remedy will not be such Party’s exclusive remedy for any breach of this Agreement.
11.8.
Severability; Reformation. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the other terms of this Agreement in such jurisdiction, or the terms of this Agreement in any other jurisdiction. The Parties will substitute for the invalid or unenforceable provision a valid and enforceable provision that conforms as nearly as possible to the original intent of the Parties.
11.9.
Waiver. No waiver of any term, provision or condition of this Agreement in any one or more instances will be deemed to be or construed as a further or continuing waiver of any other term, provision or condition of this Agreement. Any such waiver must be evidenced by an instrument in writing executed by Medsteer or, in the case of Cyclerion, by an officer authorized to execute waivers.
11.10.
Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral agreements, representations, agreements and understandings between the parties on the subject matter, including the Consulting Agreement.
11.11.
Termination of Consulting Agreement. As of the Effective Date, the Consulting Agreement is hereby terminated in its entirety and all provisions therein are superseded by this Agreement.
11.12.
Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of laws. The Parties further agree that the venue of any action, injunctive application or dispute determinable by a court of law arising out of this Agreement or any order shall be the County of Suffolk, Commonwealth of Massachusetts, and that the federal and state courts therein shall have jurisdiction over the subject matter and the parties.
11.13.
Counterparts. This Agreement may be executed simultaneously in any number of counterparts by digital or telephonic facsimile transmission (including PDF), each of which will be an original and both of which, together, will constitute a single agreement.
11.14.
Headings. The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.

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Exhibit 10.14

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

MEDSTEER SAS By: /s/ Thierry Chazot Name: Thierry Chazot Title: President	CYCLERION THERAPEUTICS, INC. By: /s/ Regina Graul Name: Regina Graul Title: CEO

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Schedule 1.75

Medsteer Background Know-How

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Schedule 1.76

Medsteer Background Patent Rights

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Schedule 2.1.1

Collaboration Plan

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Schedule 3.8

Medsteer In-License Agreements

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